Exhibit 99.1

News Release

Contact:

Scott Solomon

Senior Vice President

Sharon Merrill Associates

(617) 542-5300

ALOT@investorrelations.com

AstroNova Reports Strong Financial Results for the

Second Quarter of Fiscal 2022

Commercial Air Travel’s Continued Recovery and the Product Identification Segment’s Solid Performance Drive Sequential and Year-Over-Year Growth

Second-Quarter Fiscal 2022 Summary

•	Bookings of $30.6 million, up 18% year-over-year

•	Revenue of $29.8 million, up 8% year-over-year

•	Backlog of $24.3 million

•	GAAP operating income of $3.5 million

•	Non-GAAP operating income of $1.3 million

•	GAAP net income of $7.0 million, or $0.96 per diluted share, including $0.83 per diluted share in CARES Act benefits

•	Non-GAAP net income of $978,000, or $0.13 per diluted share, compared with break-even results in the prior year’s second quarter

•	Adjusted EBITDA of $9.2 million, or 30.8% of revenue

•	Excluding CARES Act benefits, Adjusted EBITDA of $2.6 million or 8.7% or revenue

•	Company anticipates sequential and year-over-year top-line growth in the second half of fiscal 2022

West Warwick, R.I. – September 14, 2021 – AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies, today announced financial results for the fiscal 2022 second quarter ended July 31, 2021.

CEO Commentary

“We reported year-over-year and sequential revenue growth in the second quarter in both the Test & Measurement and Product Identification segments, as we capitalized on an improved demand picture across the business,” said Gregory A. Woods, President and Chief Executive Officer of AstroNova. “In the Test & Measurement segment, revenue from hardware, supplies, and parts and repairs all increased as air passenger traffic continued to rebound. We also saw solid contributions across the Product Identification product line, with another strong quarter from the T3-OPX wide-format durable direct-to-package printing system. We performed particularly well given the ongoing global supply chain constraints and continuing COVID-19 headwinds.”

Business Outlook

“We expect to report year-over-year and sequential top-line growth for the second half of fiscal 2022,” continued Woods. “The aerospace market is recovering a bit more quickly than we had anticipated, and we expect continued improved demand in the Product Identification segment. At the same time, we recognize the uncertainty caused by supply chain constraints and the continuing pandemic. Looking further ahead, we believe that we are well positioned to capitalize on many growth opportunities across both our Test & Measurement and Product Identification segments when markets fully recover.”

CARES Act Benefits

During the second quarter of this fiscal year, the principal and interest were forgiven on the Paycheck Protection Program (PPP) loan AstroNova received last year. In addition, the Company became eligible for an Employee Retention Credit (ERC) authorized under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. In total for the second quarter, these two items (the CARES Act benefits) benefited net income by $6.0 million and earnings per diluted share by $0.83.

Q2 FY 2022 Operating Segment Results

Product Identification segment revenue in the second quarter of fiscal 2022 increased 8.6% to $23.5 million, with gains in both hardware and supplies, versus $21.6 million in the prior-year period. GAAP segment operating income was $4.4 million, or 18.8% of revenue, compared with $3.1 million, or 14.5% of revenue, in the prior year. On a non-GAAP basis, excluding the CARES Act benefits, segment operating income in the second quarter of fiscal 2022 was $3.0 million, or 12.7% of revenue.

Test & Measurement segment revenue in the second quarter of fiscal 2022 was $6.4 million, compared with $6.0 million in the same period of fiscal 2021. The Test & Measurement segment recorded GAAP operating income of $1.7 million, or 26.9% of revenue, compared with a segment operating loss of $0.4 million, or negative 6.8% of revenue, in the comparable period of fiscal 2021. Non-GAAP segment operating income in the second quarter of fiscal 2022, excluding the CARES Act benefits, was $908,000, or 14.3% of sales, helped by lower manufacturing costs and operating expenses versus the year-earlier period, as well as a change in amortization for aerospace-related intangibles that resulted in an additional $587,000 in operating profit. This is the best result since the second half of fiscal 2020, when revenue was significantly higher.

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Q2 FY 2022 Results Summary

Revenue for the second quarter of fiscal 2022 totaled $29.8 million, up 8% compared with $27.7 million in the year-earlier period.

GAAP gross profit for the second quarter of fiscal 2022 was $12.7 million, or 42.6% of revenue, compared with $9.8 million, or 35.4% of revenue, in the same period of fiscal 2021. Non-GAAP gross profit in the second quarter of fiscal 2022, excluding the CARES Act benefits, was $11.1 million, or 37.1% of revenue, up 170 basis points from the gross profit in the same period of the prior year. The increase compared with the same quarter last year reflects higher revenue and the impact of favorable product mix.

GAAP operating expenses for the second quarter of fiscal 2022 totaled $9.3 million, down approximately 3.3% compared with $9.6 million in the second quarter fiscal 2021. On a non-GAAP basis, excluding the CARES Act benefits, operating expenses for the second quarter of fiscal 2022 were $9.8 million, primarily due to higher wages and benefits compared with the prior-year second quarter, when COVID-related furloughs and work-share programs were in effect.

Other income of $4.3 million included a $4.5 million gain, related to the forgiveness indebtedness income related to the PPP loan.

GAAP net income for the second quarter of fiscal 2022 was $7.0 million, or $0.96 per diluted share, compared with net income of $3,000, or $0.00 per diluted share, in the second quarter of fiscal 2021. On a non-GAAP basis, excluding the CARES Act benefits, net income for the second quarter of fiscal 2022 was $978,000, or $0.13 per diluted share.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $8.7 million, compared with $2.4 million in the second quarter of fiscal 2021. Second-quarter fiscal 2022 EBITDA, excluding the CARES Act benefits, was $2.1 million, or 7.2% of revenue. Adjusted EBITDA was $9.2 million, or 30.8% of revenue, and $2.6 million, or 8.7% of revenue, excluding the effect of the CARES Act benefits. This compares with Adjusted EBITDA of $3.0 million, or 10.7% of revenue, for the comparable period of fiscal 2021.

Non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP segment operating income, EBITDA, EBITDA excluding the effect of the CARES Act benefits, Adjusted EBITDA and Adjusted EBITDA excluding the CARES Act benefits are non-GAAP financial measures explained in greater detail below under “Use of Non-GAAP Financial Measures.” Please refer to the financial reconciliation table included in this news release for a reconciliation of non-GAAP measures to the closest comparable GAAP measures for the fiscal second quarters ended July 31, 2021 and August 1, 2020.

Bookings for the second quarter of fiscal 2022 were $30.6 million, compared with $25.3 million in the second quarter of fiscal 2021.

Backlog at July 31, 2021 was $24.4 million versus $23.7 million on August 1, 2020.

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Second-Quarter Fiscal 2022 Conference Call

AstroNova will discuss its second-quarter fiscal 2022 financial results in an investor conference call at 9:00 a.m. ET today. To participate on the conference call, please dial (800) 437-2398 (U.S. and Canada) or (929) 477-0577 (International) approximately 10 minutes prior to the start time and enter confirmation code 1881865.

You can hear a replay of the conference call from 12:00 p.m. ET Tuesday, September 14, 2021 until 12:00 p.m. ET on Tuesday, September 21, 2021 by dialing (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (International). The passcode is 1881865. A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures: non-GAAP net income, non-GAAP net income per diluted share, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP segment operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA excluding the CARES Act benefits, and Adjusted EBITDA and Adjusted EBITDA excluding the CARES Act benefits. AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company’s core operating results, and also can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures also are used by the Company’s management to assist with their financial and operating decision-making.

About AstroNova

AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies since 1969, is focused on designing, manufacturing, distributing and servicing a broad range of products that acquire, store, analyze and present data in multiple formats. The Company’s Product Identification segment offers a complete line-up of label and direct-to-package printing hardware and supplies, allowing customers to mark, track and enhance their products’ appearance. Supported by AstroNova’s customer application experts and technology leadership in printing, material science and high-speed data processing, customers benefit from an optimized, “total solution” approach. The Test and Measurement segment includes the AstroNova Aerospace business unit. This segment designs and manufactures flight deck printers, networking hardware and related accessories serving the world’s aerospace and defense industries with proven advanced airborne technology solutions for the cockpit, the cabin and so much more. AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

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Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

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ASTRONOVA, INC.

Condensed Consolidated Statements of Income

In Thousands Except for Per Share Data

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Revenue	$29,845	$27,658	$58,923	$58,578
Cost of Revenue	17,129	17,871	35,320	37,935

Gross Profit	12,716	9,787	23,603	20,643
Total Gross Profit Margin	42.6%	35.4%	40.1%	35.2%
Operating Expenses:
Selling & Marketing	5,061	5,555	11,154	11,481
Research & Development	1,539	1,493	3,255	3,433
General & Administrative	2,664	2,535	5,008	4,861

Total Operating Expenses	9,264	9,583	19,417	19,775
Operating Income	3,452	204	4,186	868
Total Operating Margin	11.6%	0.7%	7.1%	1.5%
Other Income (Expense), net:

Extinguishment of Debt - PPP Loan	4,466	—	4,466	—
Interest Expense	(171)	(259)	(392)	(490)
Gain (Loss) on Foreign Currency Transactions	50	553	(114)	399
Other, net	(79)	34	(63)	68

	4,266	328	3,897	(23)
Income Before Taxes	7,718	532	8,083	845
Income Tax (Benefit) Provision	699	529	471	411

Net Income	$7,019	$3	$7,612	$434

Net Income per Common Share - Basic	$0.97	$0.00	$1.06	$0.06

Net Income per Common Share - Diluted	$0.96	$0.00	$1.04	$0.06

Weighted Average Number of Common Shares - Basic	7,209	7,105	7,177	7,089
Weighted Average Number of Common Shares - Diluted	7,329	7,123	7,297	7,114

ASTRONOVA, INC.

Balance Sheet

In Thousands

(Unaudited)

	July 31, 2021	January 31, 2021
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$11,389	$11,439
Accounts Receivable, net	15,603	17,415
Inventories, net	29,090	30,060
Prepaid Expenses and Other Current Assets	5,317	1,807

Total Current Assets	61,399	60,721
PROPERTY, PLANT AND EQUIPMENT	51,963	50,839
Less Accumulated Depreciation	(39,656)	(38,828)

Property, Plant and Equipment, net	12,307	12,011
OTHER ASSETS
Intangible Assets, net	20,074	21,502
Goodwill	12,623	12,806
Deferred Tax Assets	5,942	5,941
Right of Use Asset	1,209	1,389
Other Assets	1,680	1,103

TOTAL ASSETS	$115,234	$115,473

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$6,131	$5,734
Accrued Compensation	3,917	2,852
Other Liabilities and Accrued Expenses	3,666	3,939
Current Portion of Long-Term Debt	875	5,326
Current Portion of Royalty Obligation	2,000	2,000
Current Liability – Excess Royalty Payment Due	24	177
Deferred Revenue	324	285
Income Taxes Payable	—	655

Total Current Liabilities	16,937	20,968
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	8,641	7,109
Royalty Obligation, net of current portion	5,261	6,161
Long-Term Debt - PPP Loan	—	4,422
Lease Liability, net of current portion	907	1,065
Other Long-Term Liabilities	557	681
Deferred Tax Liabilities	354	384

TOTAL LIABILITIES	32,657	40,790
SHAREHOLDERS’ EQUITY
Common Stock	526	521
Additional Paid-in Capital	59,078	58,049
Retained Earnings	57,697	50,085
Treasury Stock	(33,942)	(33,588)
Accumulated Other Comprehensive Loss, net of tax	(782)	(384)

TOTAL SHAREHOLDERS’ EQUITY	82,577	74,683

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$115,234	$115,473

ASTRONOVA, INC.

Revenue and Segment Operating Profit

In Thousands

(Unaudited)

	Revenue		Segment Operating Profit (Loss)		Revenue		Segment Operating Profit (Loss)
	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Product Identification	$23,492	$21,629	$4,406	$3,146	$46,590	$44,009	$7,134	$6,292
Test & Measurement	6,353	6,029	1,710	(407)	12,333	14,569	2,060	(563)

Total	$29,845	$27,658	6,116	2,739	$58,923	$58,578	9,194	5,729

Corporate Expenses			2,664	2,535			5,008	4,861

Operating Income			3,452	204			4,186	868
Other Income (Expense), net			4,266	328			3,897	(23)

Income Before Income Taxes			7,718	532			8,083	845
Income Tax Provision			699	529			471	411

Net Income			$7,019	$3			$7,612	$434

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Gross Profit

Amounts in Thousands

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Gross Profit – GAAP	$12,716	$9,787	$23,603	$20,643
Employee Retention Credit	$(1,641)	$—	$(1,641)	$—

Gross Profit – Non-GAAP	$11,075	$9,787	$21,962	$20,643

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Operating Expenses

Amounts in Thousands

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Operating Expenses – GAAP	$9,264	$9,583	$19,417	$19,775
Employee Retention Credit	$489	$—	$489	$—

Operating Expenses – Non-GAAP	$9,753	$9,583	$19,906	$19,775

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Operating Income

Amounts in Thousands

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Operating Income – GAAP	$3,452	$204	$4,186	$868
Employee Retention Credit	$(2,130)	$—	$(2,130)	$—

Operating Income – Non-GAAP	$1,322	$204	$2,056	$868

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Net Income

Amounts in Thousands

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net Income – GAAP	$7,019	$3	$7,612	$434
Employee Retention Credit	$(1,615)	$—	$(1,615)	$—
PPP Loan Forgiveness	$(4,426)	$—	$(4,426)	$—

Net Income – Non-GAAP	$978	$3	$1,571	$434

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Diluted Earnings Per Share

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Diluted Earnings Per Share - GAAP	$0.96	$—	$1.04	$0.06
Employee Retention Credit	$(0.22)	$—	$(0.22)	$—
PPP Loan Forgiveness	$(0.60)	$—	$(0.60)	$—

Diluted Earnings Per Share - Non-GAAP	$0.13	$—	$0.22	$0.06

ASTRONOVA, INC.

Reconciliation of Net Income to EBITDA and EBITDA Excluding the CARES Act Benefits

Amounts in Thousands

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net Income – GAAP	$7,019	$3	$7,612	$434
Interest Expense	171	259	392	490
Income Tax Expense	699	529	471	411
Depreciation/Amortization	849	1,565	2,276	3,133

EBITDA	$8,738	$2,356	$10,751	$4,468

Net Income - Employee Retention Credit	(1,615)	—	(1,615)	—
Net Income - PPP Loan Forgiveness	(4,426)	—	(4,426)	—
Income Tax Expense - Employee Retention Credit	(515)	—	(515)	—
Income Tax Expense - PPP Loan Forgiveness	(40)	—	(40)	—

EBITDA Excluding the CARES Act Benefits	$2,142	$2,356	$4,155	$4,468

ASTRONOVA, INC.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Excluding the CARES Act Benefits

Amounts in Thousands

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net Income – GAAP	$7,019	$3	$7,612	$434
Interest Expense	171	259	392	490
Income Tax Expense	699	529	471	411
Depreciation/Amortization	849	1,565	2,276	3,133
Share-Based Compensation	469	601	947	1,096

Adjusted EBITDA	$9,207	$2,957	$11,698	$5,564

Net Income - Employee Retention Credit	(1,615)	—	(1,615)	—
Net Income - PPP Loan Forgiveness	(4,426)	—	(4,426)	—
Income Tax Expense - Employee Retention Credit	(515)	—	(515)	—
Income Tax Expense - PPP Loan Forgiveness	(40)	—	(40)	—

Adjusted EBITDA Excluding the CARES Act Benefits	$2,611	$2,957	$5,102	$5,564

ASTRONOVA, INC.

Reconciliation of GAAP Segment Operating Profit to Non-GAAP Segment Operating Profit

Amounts in Thousands

(Unaudited)

	Three Months Ended						Six Months Ended
	July 31, 2021			August 1, 2020			July 31, 2021			August 1, 2020
	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total
Segment Operating Profit - GAAP	$4,406	$1,710	$6,116	$3,146	$(407)	$2,739	$7,134	$2,060	$9,194	$6,292	$(563)	$5,729
Employee Retention Credit	$(1,430)	$(802)	$(2,232)	$—	$—	$—	$(1,430)	$(802)	$(2,232)	$—	$—	$—

Segment Operating Profit - Non-GAAP	$2,976	$908	$3,884	$3,146	$(407)	$2,739	$5,705	$1,258	$6,963	$6,292	$(563)	$5,729